Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 File No. 333-275579) of Gamida Cell Ltd.,

(2) Registration Statement (Form S-3 File No. 333-269181) of Gamida Cell Ltd.,

(3) Registration Statement (Form S-3 File No. 333-253720) of Gamida Cell Ltd.,

(4) Registration Statement (Form S-3 File No. 333-259472) of Gamida Cell Ltd.,

(5) Registration Statement (Form S-8 File No. 333-271965) pertaining to the 2017 Share Incentive Plan of Gamida Cell Ltd.,

(6) Registration Statement (Form S-8 File No. 333-238115) pertaining to the 2017 Share Incentive Plan of Gamida Cell Ltd., and

(7) Registration Statement (Form S-8 File No. 333-228301) pertaining to the 2017 Share Incentive Plan of Gamida Cell Ltd.;

of our report (which contains an explanatory paragraph that describes conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1c to the consolidated financial statements) dated March 27, 2024, with respect to the consolidated financial statements of Gamida Cell Ltd., included in this Annual Report (Form 10-K) of Gamida Cell Ltd. for the year ended December 31, 2023.

/s/ Kost Forer Gabbay & Kasierer
A Member of EY Global

Tel Aviv, Israel
March 27, 2024